Shareholder Letter Q1 2026 J O B Y A V IA T IO N M A Y 5 , 2 0 2 6 J O B Y A V IA T IO N .C O M

Highlights ASI partnership to accelerate integration of air taxis into airspace Initial operations expected to begin in 2026 under White House eIPP program $2.5B in cash and short-term investments as of March 31, 2026 First FAA-conforming aircraft for TIA takes flight Landmark demonstration flights in New York City and SF Bay Area Turbine-electric demonstrator achieves full transition flight Joby AviationQ1 2026 Shareholder Letter May 5, 2026 2

OVER THE LAST FEW WEEKS, the Joby team has brought aerial mobility to life across America. On the West Coast, we flew from our base in Marina to the San Francisco Bay, with the Golden Gate Bridge and the San Francisco skyline as our backdrop. On the East Coast, we circled the Statue of Liberty and completed flights from JFK to three different Manhattan heliports. Back at home in Marina, we flew our first FAA- conforming aircraft for TIA. In doing so, we demonstrated the operational and program maturity that will be needed to participate in the White House-backed eIPP program, which announced successful applications this quarter. Joby was selected as part of five applications, covering 11 states, including New York, Texas and Florida, paving the way for us to begin initial operations this year. It was our dream slate of ‘wins’ and — in America’s 250th year — gives us a great opportunity to let communities across the country see and experience our technology for themselves. We see our selection in such a broad range of applications as a strong indicator of future demand and we’re preparing for that demand now, by scaling our manufacturing operations in California and Ohio, and through our partnership with Air Space Intelligence. ASI has quietly built up a reputation as a true leader in using 4D modeling and AI tools to optimize flight operations, and we’re excited to work with them to demonstrate how high-volume, high-tempo air taxi operations can be integrated into American airspace. Thank you for your continued support of Joby — as I said to our team when we rang the opening bell at the NYSE last week, we are excited to be ringing in the next golden age of flight with you all. To our shareholders: Joby AviationQ1 2026 Shareholder Letter May 5, 2026 3

WE KICKED OFF OUR 2026 ELECTRIC SKIES TOUR with a series of flights in the San Francisco Bay Area. The tour, a nationwide showcase aligned with the United States’ 250th anniversary, will bring our aircraft to key early markets across the country, demonstrating our operational maturity in real-world environments. As well as completing a multi-leg journey from our manufacturing base in Marina, California, to the Golden Gate Bridge, we also conducted flights in and out of Oakland International Airport, operating within Class B, the most rigorously controlled airspace that surrounds our major airports. In a region known for its heavy congestion, the flights illustrated the potential for our technology to deliver faster, emission-free journeys between key destinations. Launching our Electric Skies Tour Joby AviationQ1 2026 Shareholder Letter May 5, 2026 4

Joby's Electric Skies tour celebrating America's 250th Anniversary One of the legs of Joby's multi-stop Bay Area flight demonstration The Joby aircraft flying over the Californian coastline, en route to Oakland International Airport The Joby aircraft in flight over San Francisco On approach to Oakland International AirportA crowd watching Joby's flight demonstration from Crissy Field, San Francisco Joby AviationQ1 2026 Shareholder Letter May 5, 2026 5

Joby AviationQ1 2026 Shareholder Letter May 5, 2026 6 IN APRIL, WE COMPLETED a week-long flight campaign in New York City, marking the first-ever point-to-point eVTOL operations in the city’s history. Departing from John F. Kennedy International Airport (JFK), our aircraft landed at multiple sites across the city’s existing heliport network, flying routes already familiar to our BLADE passengers today. Stops included the Downtown Skyport and the West 30th Street and East 34th Street Heliports in Midtown — key hubs for daily BLADE operations and home to our premium BLADE passenger lounges. Set against one of the world’s most iconic skylines, the flights demonstrated how our aircraft can integrate seamlessly into existing infrastructure and customer journeys while supporting New York City’s transition to quieter, emission-free aviation. Supported by the New York City Economic Development Corporation and the Port Authority of New York and New Jersey, the campaign underscored Joby’s operational maturity as we prepare for commercial service, including participation in the White House-backed eVTOL Integration Pilot Program (eIPP). At the same time, NYCEDC is working with Skyports Infrastructure and Vertiports by Atlantic to electrify the city’s heliport network ahead of launch, ensuring the infrastructure is in place to support operations. Together with the BLADE network — which served more than 90,000 passengers in 2025 — this creates a clear path to scaling electric air taxi service across the region. New York City Flight Campaign

The Joby aircraft at the West 30th Street Heliport in Manhattan The Joby aircraft at the Downtown Skyport in Manhattan Flying past the BLADE Lounge after takeoff from the West 30th Street Heliport in Manhattan Kathryn Garcia, Executive Director of the Port Authority of New York and New Jersey, speaking at John F. Kennedy International Airport Ringing the opening bell at the New York Stock ExchangeNYC Economic Development Corporation Interim President and CEO, Jeanny Pak, speaking at the Downtown Skyport Joby AviationQ1 2026 Shareholder Letter May 5, 2026 7

WE WERE SELECTED AS A PARTNER in multiple winning applications under the White House-backed Electric Vertical Takeoff and Landing (eVTOL) Integration Pilot Program (eIPP). Through the program, we have the opportunity to begin early operations this year in up to 11 states, marking a major milestone for the U.S. air taxi industry with the potential to significantly accelerate our path to commercial service. The eIPP program, established by U.S. Presidential Executive Order, paves the way for us to bring our technology directly to U.S. communities ahead of FAA type certification. It is expected to accelerate regulatory coordination by bringing the FAA and DOT together with local authorities to streamline approvals for airspace integration and the development of relevant infrastructure. In addition to our air taxi aircraft, we were also selected for eIPP applications that include our Superpilot™ autonomous flight technology platform. Designed to enable highly automated operations over time, Superpilot™ has the potential to further expand the range of use cases that partner states can explore under the program. Each of the selected programs is now in the process of finalizing an OTA agreement with the FAA and the Department of Transportation that will define the scope, roles and timelines for implementation. Initial Operations Expected to Begin in 2026 Joby AviationQ1 2026 Shareholder Letter May 5, 2026 8 FLORIDA DEPARTMENT OF TRANSPORTATION A statewide effort that will include three phases of operations focused on cargo delivery, passenger transportation, automation, and medical response, supported by significant public and private investment. PORT AUTHORITY OF NEW YORK AND NEW JERSEY Joby will collaborate on multiple operational concepts across New England, including air taxi passenger operations at the Downtown Manhattan Skyport. TEXAS DEPARTMENT OF TRANSPORTATION This application will support operations connecting Dallas, Austin, San Antonio, and eventually Houston, with air taxi networks expanding from each city to extend regional reach. NORTH CAROLINA DEPARTMENT OF TRANSPORTATION This application will work with industry partners to establish piloted medical and regional operations across the state while also developing an autonomous flight operation extending into Virginia. UTAH DEPARTMENT OF TRANSPORTATION This application covers four states spanning the Pacific Northwest, the Rocky Mountains, and the Plains of Oklahoma and will test a wide range of next-generation aircraft and operational concepts.

WITH THE EIPP PROGRAM ACCELERATING our path to commercial operations, we continue to make important progress in securing the infrastructure required to support passenger service in our early markets. In Los Angeles, we announced plans to establish a vertiport at the Park Elm Residences at Century Plaza in Century City, working with real estate partner Reuben Brothers. The site will utilize an existing helipad and is expected to anchor a broader vertiport network across the city, supported by agreements signed this quarter with Atlantic Aviation at Santa Monica Airport and Clay Lacy Aviation at John Wayne Airport. In Northern California, we partnered with the San Jose Sharks to explore a vertiport at the SAP Center in San Jose, as part of a wider reimagining of the surrounding district and its connectivity. Internationally, we marked the completion of the Dubai International Vertiport (DXV), the first purpose-built commercial vertiport of its kind, which will serve as the operational hub for our services in the region. A second vertiport, at the American University of Dubai, is nearing completion. Infrastructure Progress in Key Markets Joby AviationQ1 2026 Shareholder Letter May 5, 2026 9 His Highness Sheikh Hamden bin Mohammed meets Joby UAE General Manager, Anthony Khoury, at the newly completed DXV vertiport.

Scaling Production and Advancing Certification

OUR FIRST FAA-CONFORMING AIRCRAFT for Type Inspection Authorization (TIA) took to the skies for the first time this quarter. The aircraft (N547JX) is the first of a fleet currently in production to support TIA testing, and has been assembled using an airframe and components built to FAA Designated Engineering Representative-approved designs and signed off by FAA Designated Airworthiness Representatives, as specified in Joby's FAA-approved test plans. Initial testing by Joby pilots will pave the way for FAA pilots to visit our Marina, CA, facility to conduct the rigorous TIA testing required to validate the aircraft for commercial service.

Meanwhile, we see our selection across a broad range of eIPP applications as a strong indicator of future demand, and we are preparing to meet this demand by ramping up our manufacturing operations in California and Ohio.

To put our ramp up into context, we are adding a third shift to our composites layup team and our automated fiber placement team, with composites production already running at more than 2.5 times the volume achieved this time last year. Composite parts for our ninth conforming aircraft are now in production and, in Ohio, we began our first conformable propeller blade build.

On certification, we continued to progress through the final stage of the type certification process, successfully completing our SR3 audit with the FAA. This is the third of four reviews that take place during the certification process, and is a long-lead item that confirms the data and test results we are producing are precisely what the FAA will need to see during the final stage of testing.



Joby's first FAA-conforming aircraft for TIA takes flight

DATA AS OF MAY 1, 2026


STAGE 1
Certification Basis
JOBY 100%
FAA 100%
STAGE 2
Means of Compliance
97%
97%
STAGE 3
Certification Plans
100%
100%
STAGE 4
Testing & Analysis
82%
75%
STAGE 5
Show & Verify
15%
6%

Percentage completion may fluctuate mildly through the course of certification as documents are edited and resubmitted. Data as of May 1, 2026. It is typical for a small portion of the Means of Compliance to remain open in order to address minor design changes and improvements that may occur later in the process. We therefore consider the second stage essentially complete.

Q1 2026 Shareholder Letter May 5, 2026 Joby Aviation 10

Advancing Future Capabilities

LOOKING AHEAD, WE ARE CONTINUING TO INVEST in the technologies and partnerships that will enable long-term growth.

During the quarter, we announced a partnership with Air Space Intelligence (ASI) to accelerate the integration of advanced air mobility (AAM) into the U.S. National Airspace System.

Building on ASI's Flyways AI platform—an AI-powered airspace intelligence system that uses high-fidelity 4D modeling to optimize flight operations—we plan to work together to advance how scaled eVTOL operations can be safely integrated into increasingly complex and high-traffic airspace. Joint demonstrations, including live operational exercises, are expected later this year.

With the FAA's Brand New Air Traffic Control System set to underpin the next generation of air traffic management, the partnership will also explore how more automated, software-defined approaches to airspace coordination can enable increasingly autonomous operations.

During the quarter, we also completed the first full transition flight of our turbine-electric VTOL aircraft. Built on our existing S4 platform, this variant incorporates a gas turbine to extend range and payload. Alongside our partner L3Harris, we hosted U.S. Army representatives at our facility in California to demonstrate the maneuverability and endurance of our aircraft and its ability to support current capability gaps.

Joby's turbine-electric aircraft in flight over Marina, CA


N5421A
N5421A
Joby
Joby

Q1 2026 Shareholder Letter May 5, 2026 Joby Aviation 11

Joby demonstrated its turbine-electric VTOL aircraft for U.S. Army visitors, alongside partner L3Harris. On the apron at John F. Kennedy International Airport next to an aircraft from Joby partner Delta Air Lines. We continue to ramp manufacturing across our sites in California As Joby scales manufacturing and testing, three large-scale structural tests can now be completed at once in new facilities in Santa Cruz, CA. Joby AviationQ1 2026 Shareholder Letter May 5, 2026 12 The Joby team ringing the opening bell at the New York Stock Exchange

Guests watching the Joby aircraft takeoff from John F. Kennedy International Airport Visitors and locals to New York's Times Square caught a glimpse of the future with Joby's electric air taxi. Our SuperpilotTM autonomy team brought our J208 aircraft to the Wings over Solano event at Travis AFB, CA. 3rd Annual Women of Joby Summit in Santa Cruz, CA The Joby team celebrating at the Downtown Skyport in Manhattan Joby AviationQ1 2026 Shareholder Letter May 5, 2026 13

Financial Updates Joby AviationQ1 2026 Shareholder Letter May 5, 2026 14

First Quarter 2026 Financial Summary IN THE FIRST QUARTER OF 2026, revenue totaled $24 million. Our net loss of $110 million primarily reflected a net operating loss of $234 million and other income of $124 million. Operating expenses for the quarter totaled $258 million and reflected costs to support certification and manufacturing of our aircraft and costs associated with the operation of BLADE’s passenger business. Expenses included stock-based compensation of $44 million and depreciation and amortization of $11 million. Other income reflected the non-cash revaluation of warrants, earnout shares and contingent consideration of $106 million and interest and other income of $18 million. Net loss in the first quarter of 2026 increased by $28 million compared with the first quarter of 2025, primarily driven by a $95 million increase in total operating expenses as the company continued to scale operations. This includes higher research and development costs of $43 million, reflecting continued investment to support certification and manufacturing readiness, increased selling, general and administrative expenses of $33 million, and $19 million in cost of revenue primarily associated with the BLADE business. These increases were partially offset by $24 million in revenue mostly generated from the BLADE business and a $43 million improvement in other income, primarily from favorable fair value adjustments on warrants, earnout shares and contingent consideration, as well as higher interest income. Compared with the fourth quarter of 2025, our first quarter of 2026 net loss decreased by $12 million. Other income was $37 million higher than the prior quarter, primarily reflecting a favorable non-cash revaluation gain on our warrants, earnout shares and contingent consideration and interest income. The higher loss from operations of $27 million compared with the fourth quarter of 2025 primarily reflected increased personnel and operating expenses as we grew the team to support certification and manufacturing and the non-recurrence of revenue associated with flight demonstrations in Q4. Adjusted EBITDA in the first quarter of 2026 was a loss of $179 million, primarily reflecting employee costs and support associated with the development, certification and manufacturing of the aircraft and operations of BLADE. The adjusted EBITDA loss was $51 million higher than in the first quarter of 2025 and $24 million higher than the prior quarter. Adjusted EBITDA is a non-GAAP metric defined as net income (loss) before interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, impact from revaluation of non-operating derivative liabilities, and other income or costs which are not directly related to ongoing core operations. Please see the section titled “Non-GAAP Financial Measures” for a reconciliation of Net Income to Adjusted EBITDA. We ended the first quarter of 2026 with $2.5 billion in cash, cash equivalents, and investments in marketable securities. During Q1 2026, our use of cash, cash equivalents and short-term investments — excluding $1.3 billion raised from our underwritten equity offering, Delta warrant exercise, and convertible debt offering, net of capped call transactions payment — was $195 million. This includes $32 million of net cash used for the $62 million purchase of our new Ohio manufacturing facility that was partially financed. This purchase was excluded from our first half 2026 use of cash guidance, as was communicated at the time of the guidance. Our use of cash, cash equivalents and short-term investments excluding the Ohio manufacturing facility purchase was $163 million. Our current outlook incorporates continued investment toward certification of our eVTOL aircraft, expansion of our manufacturing scale, and advancing our commercialization efforts including participation in the U.S. eVTOL Integration Pilot Program. We continue to expect full year 2026 total revenue in the range of $105 million to $115 million. We also continue to estimate our use of cash, cash equivalents and short- term investments through the first half of 2026 to be between $340 million and $370 million, excluding the aforementioned net $32 million related to the one-time purchase of our new facility in Ohio in March 2026. Joby AviationQ1 2026 Shareholder Letter May 5, 2026 15

Condensed Statement of Operations JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands, except share and per share data) ent ations J I TI N, I C. S BSI IARIES naudited (in thousands, except share and per share data) Three months ended March 31, 2026 2025 Revenue $ 24,246 $ — Operating expenses: Cost of Revenue 18,803 — Research and development 177,470 134,287 Selling, general and administrative 61,553 28,997 Total operating expenses 257,826 163,284 Loss from operations (233,580) (163,284) Interest and other income, net 17,784 9,898 Gain from change in fair value of warrants, earnout shares and contingent consideration, net 106,014 71,020 Total other income, net 123,798 80,918 Loss before income taxes (109,782) (82,366) Income tax expense 168 40 Net loss $ (109,950) $ (82,406) Net loss per share, basic and diluted $ (0.12) $ (0.11) Weighted-average common shares outstanding, basic and diluted 943,503,442 766,908,858 Q1 2026 Shareholder Letter May 5, 2026 Joby Aviation FS-1 Joby AviationQ1 2026 Shareholder Letter May 5, 2026 16

Condensed Balance Sheets JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) Condensed Balance Sheets J BY AVIATI N, INC. AND SUBSIDIARIES Unaudited (in thousands) March 31, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 874,524 $ 240,810 Short-term investments 1,591,665 1,167,106 Total cash, cash equivalents and short-term investments 2,466,189 1,407,916 Restricted cash 166 220 Accounts and other receivables 11,498 7,139 Prepaid expenses and other current assets 33,736 30,479 Total current assets 2,511,589 1,445,754 Property and equipment, net 211,087 146,571 Operating lease right-of-use assets 31,826 31,837 Restricted cash 693 693 Intangible assets 20,360 18,859 Goodwill 89,383 89,422 Other non-current assets 62,716 61,933 Total assets $ 2,927,654 $ 1,795,069 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 7,889 $ 3,604 Operating lease liabilities, current portion 9,034 8,404 Accrued expenses and other current liabilities 96,956 48,018 Total current liabilities 113,879 60,026 Operating lease liabilities, net of current portion 25,463 26,167 Long-term debt 701,056 — Warrant liability 29,461 104,878 Earnout shares liability 86,942 156,692 Other non-current liabilities 13,142 37,593 Total liabilities 969,943 385,356 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 98 91 Additional paid-in capital 4,856,330 4,193,684 Accumulated deficit (2,895,529) (2,785,579) Accumulated other comprehensive income (loss) (3,188) 1,517 Total stockholders’ equity 1,957,711 1,409,713 Total liabilities and stockholders’ equity $ 2,927,654 $ 1,795,069 Q1 2026 Shareholder Letter May 5, 2026 Joby Aviation FS-2 Joby AviationQ1 2026 Shareholder Letter May 5, 2026 17

Condensed Statement of Cash Flows JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) Condensed Statement of Cash Flows JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) Three months ended March 31, 2026 2025 Cash flows from operating activities Net loss $ (109,950) $ (82,406) Reconciliation of net loss to net cash used in operating activities: Depreciation and amortization expense 10,988 9,132 Stock-based compensation expense 44,045 27,019 Gain from change in the fair value of warrants, earnout shares and contingent consideration, net (106,014) (71,020) Non-cash interest expense, and amortization of debt discount and issuance costs 685 — Net accretion and amortization of investments in marketable debt securities (1,546) (3,698) Changes in operating assets and liabilities Accounts and other receivables and prepaid expenses and other current assets (3,990) 7,263 Other non-current assets (1,090) (1,073) Accounts payable and accrued expenses and other current liabilities 50,217 1,463 Non-current liabilities (27,784) 2,350 Net cash used in operating activities (144,439) (110,970) Cash flows from investing activities Purchases of marketable securities (555,796) (126,857) Proceeds from sales and maturities of marketable securities 128,190 173,399 Purchases of property and equipment (77,920) (14,952) Acquisitions, net of cash 39 — Net cash provided by (used in) investing activities (505,487) 31,590 Cash flows from financing activities Underwritten public offering gross proceeds 600,000 — Underwritten public offering commission and offering expenses (23,664) — Gross proceeds from issuance of convertible notes 690,000 — Convertible notes underwriting discounts and commissions and issuance costs (20,211) — Proceeds from mortgage loan 30,750 — Proceeds from the exercise of stock options and warrants issuance 70,541 543 Payment for capped call transactions (63,273) — At-the-market public offering gross proceeds — 2,074 At-the-market public offering commission and offering expenses — (81) Repayments of obligations under finance lease and tenant improvement loan (557) (493) Net cash provided by financing activities 1,283,586 2,043 Net change in cash, cash equivalents and restricted cash 633,660 (77,337) Cash, cash equivalents and restricted cash, at the beginning of the period 241,723 200,389 Cash, cash equivalents and restricted cash, at the end of the period $ 875,383 $ 123,052 Reconciliation of cash, cash equivalents and restricted cash in balance sheets Cash and cash equivalents $ 874,524 $ 122,290 Restricted cash 859 762 Cash, cash equivalents and restricted cash in balance sheets $ 875,383 $ 123,052 Non-cash investing and financing activities Unpaid property and equipment purchases $ 2,432 $ 4,678 Property and equipment purchased through financing leases $ 2,972 $ 2,918 Right of use assets acquired through operating leases $ 2,209 $ 1,560 Q1 2026 Shareholder Letter May 5, 2026 Joby Aviation FS-3 Joby AviationQ1 2026 Shareholder Letter May 5, 2026 18

Non-GAAP Financial Measures JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) ADJUSTED EBITDA is a non-GAAP measure of operating performance that is included to communicate the financial performance of activities associated with core operations that support the development, manufacturing and commercialization of the Joby aircraft. Adjusted EBITDA is a non-GAAP metric defined as net income (loss) before interest income, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation expense, impact from revaluation of non-operating derivative liabilities, and other income or costs which are not directly related to ongoing core operations. We believe Adjusted EBITDA, when read in conjunction with our GAAP financials, provides investors and management with a useful measure for the evaluation of our operating results and a basis for comparing our core, ongoing operations from period to period. Because Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, it should not be considered more meaningful than or as a substitute for net income (loss) as an indicator of our operating performance. Adjusted EBITDA may not be directly comparable to similarly titled measures provided by other companies due to potential differences in methods of calculation. From time to time, we may modify the nature of the adjustments we make to arrive at Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income is as follows: Non-GAAP Financial Measures JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (In thousands) ADJUSTED EBITDA is a non-GAAP measure of operating formance that is included to co municate the financial performanc of ctivities associated with core operations that support the development, manufacturing and commercialization of the Joby aircraft. Adjusted EBITDA is a non-GAAP metric defined as net income (loss) before interest income, interest expense, income tax expense, depreciati n and amortization expense, stock-based c mpensation expense, impact from revaluation of non-operating derivative liabilities, and other income or costs which are not directly related to ongoing core operations. We believe Adjusted EBITDA, when read in conjunction with our GAAP financials, provides investors and management with a useful measure for the evaluation of our operating re lts and a basis for comparing our core, ongoing operations from period to period. Because Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, it should not be considered more meaningful than or as a substitute for net income (loss) as an indicator of our operating performance. Adjust EBITDA may not e directly comparable to similarly titled measures provided by other companies due to potential differences in methods of calculation. From time to time, we may modify the nature of the adjustments we make to arrive at Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income is as follows: Three months ended March 31, 2026 2025 Net loss $ (109,950) $ (82,406) Income tax expense 168 40 Loss before income taxes (109,782) (82,366) Interest and other income, net (17,784) (9,898) Gain from change in fair value of warrants, earnout shares and contingent consideration, net (106,014) (71,020) Loss from operations (233,580) (163,284) Stock-based compensation expense 44,045 27,019 Depreciation and amortization expense 10,988 9,132 Adjusted EBITDA $ (178,547) $ (127,133) Q1 2026 Shareholder Letter May 5, 2026 Joby Aviation FS-4 Joby AviationQ1 2026 Shareholder Letter May 5, 2026 19

Upcoming Events Webcast Details THE FIRST QUARTER 2026 FINANCIAL RESULTS WEBCAST The Company will host a webcast and conference call at 5:00pm ET (2:00pm PT) on May 5, 2026. The webcast will be publicly available in the Financial Results section of the company’s investor website: ir.jobyaviation.com. WOLFE RESEARCH GLOBAL TRANSPORTATION & INDUSTRIALS CONFERENCE INVESTOR BAY AREA MOBILITY BUS TRIP JEFFERIES 2026 INNOVATIVE AEROSPACE SUMMIT FARNBOROUGH INTERNATIONAL AIRSHOW CANACCORD GENUITY 46TH ANNUAL GROWTH CONFERENCE Joby AviationQ1 2026 Shareholder Letter May 5, 2026 20

THIS SHAREHOLDER LETTER contains “forward- looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft and the growth of our manufacturing capabilities; our regulatory outlook, progress and timing, including our goal of carrying our first passengers in 2026; plans for our 2026 Electric Skies tour; planned operations with the Department of Defense; our business plan, objectives, goals, market opportunity and expected demand for our aircraft and services; plans for, and potential benefits of, our strategic partnerships, including our partnership with ASI to accelerate the integration of air taxis into the national airspace system with plans for joint demonstrations later this year, our partnership with Reuben Brothers to establish a vertiport in Century City, plans for a broader Los Angeles network to include Santa Monica and John Wayne Airports, our partnership with SAP to develop a vertiport in San Jose, the integration of our BLADE service into the Uber app, our strategic manufacturing alliance with Toyota, and plans for our partnership with L3Harris; expected opportunities under the eIPP for pre- type certification operations to begin in 2026 and the potential for the eIPP to accelerate our path to commercial operations; plans and timing related to the certification and operation of our aircraft in the United Arab Emirates, including expected vertiport locations; plans for vertiport development in the U.S.; expected benefits of potential upgrades to the air traffic control system in the U.S.; potential applications for use of our hybrid turbine powertrain and expected timing and potential benefits of autonomous capabilities; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, including the sufficiency of our existing capital to deliver on plans for scaling production, expected benefits of our vertically-integrated business model and our use of cash and revenue guidance for 2026. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; complexities related to obtaining certification and operating in foreign markets; the ability to secure additional contracts with U.S. government agencies cannot be guaranteed; uncertainties around Department of Defense spending and the extent to which we may benefit from such programs; the need to negotiate additional definitive agreements and secure permits and other required approvals to achieve the full expected value of our partnerships, international operations and potential sales of our aircraft and services; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; uncertainty around timing of proposed enhancements to the air traffic control system; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2026, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. Forward-Looking Statements CONTACT DETAILS Investors: investors@jobyaviation.com Media: press@jobyaviation.com Joby AviationQ1 2026 Shareholder Letter May 5, 2026 21